SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

         / /    Preliminary Proxy Statement
         / /    Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)2))
         / /    Definitive Proxy Statement
         /X/    Definitive Additional Materials
         / /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12



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                  (Name of Registrant as Specified in Charter)


             THE COMMITTEE TO REVITALIZE DOMINION BRIDGE CORPORATION
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      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2)      Aggregate number of securities to which transaction applies:

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         (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



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         (2)      Form, Schedule or Registration Statement no.:



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         (3)      Filing Party:



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         (4)      Date Filed:

             THE COMMITTEE TO REVITALIZE DOMINION BRIDGE CORPORATION

                                                        As Revised July 15, 1997

Dear Stockholder:

             DOES MICHEL MARENGERE THINK WE STOCKHOLDERS ARE NAIVE?

         Have you seen his latest letter to us, dated July 9, 1997? Are you comfortable having him running your Company? Have you read all of his other correspondence and proxy filings? Michel Marengere must think that we stockholders aren't smart enough to stay focused on the real issues. Instead, he believes that we will be foolish enough to have our attention diverted by his tactics.

         We at the Committee have been careful to stay above the fray. We have been concentrating on two things:

         1. FIRST, THE STOCKHOLDERS NEED TO WIN THIS PROXY CONTEST. We need to take our Company back. If we don't, in our view our share price and what remains of the Company's fragile financial substance will be wiped out.

         2. SECOND, WE NEED TO REBUILD DOMINION BRIDGE CORPORATION SO THAT WE CAN RECOVER OUR VALUE, AND THEN ADD TO IT. We need a Business Plan that brings new, competent management, profitable work and dedicated financial resources into Dominion Bridge on favorable terms. Mr. Marengere has run our Company into the ground. We need to get it into the shop and repair it before it is too late.

         We at the Committee know that these two objectives are the only things that matter to all of us as stockholders. Our dedication to achieving these goals is resolute--we will not be swayed until we have achieved victory.

         We will not stoop to a low level. We know you don't want us to. We will keep heads down and focus on the two tasks at hand.

         To win the proxy contest, we shareholders must stay focused on the one and only issue--INCUMBENT MANAGEMENT. Michel Marengere's dismal track record, and his potential to wreck the Company, is what has motivated the Committee and the Company's shareholders to demand his removal, as well as the ouster of his lieutenants.

         Mr. Marengere knows that he can't defend himself. Therefore, he wants to distract us from concentrating on the real issue. The real issue is him. He can run, but he can't hide. His poor record speaks for itself.

          THIS COMPANY NEEDS A VIABLE BUSINESS PLAN. THE COMMITTEE HAS
          WORKED HARD TO PUT ONE IN PLACE. WE HOPE THAT YOU CAN COME TO
               HEAR OUR PRESENTATION OF THIS PLAN, AND THE RELATED
             MANAGEMENT TEAM WE HAVE ASSEMBLED TO IMPLEMENT IT, AT A
       MEETING FOR ALL SHAREHOLDERS AT THE HARVARD CLUB, 27 WEST 44TH ST.,
                NEW YORK CITY, ON WEDNESDAY, JULY 16, AT 3 P.M.


         At this meeting, the stockholders will have a chance to ask the Committee and members of its management team questions about the Committee's Business Plan, its CVR Proposal and the status of the Committee's proxy contest.

         We will be available to answer all of your questions, not only having to do with the information noted above, but also having to do with any issues brought up by Mr. Marengere's negative campaign and activities.

            WE HAVE A FEW QUESTIONS OF OUR OWN TO ASK MR. MARENGERE.

         We have noticed that Mr. Marengere asks a lot of questions in order to distract us? Well, we are sure that you would like to ask Mr. Marengere a few questions too, such as:

         1.       WHAT CAN'T MR. MARENGERE FESS UP TO HIS DISMAL PERFORMANCE?

         Have you ever heard Mr. Marengere attempt a halfway decent explanation for the Company's terrible bottom line? Have you ever heard Mr. Marengere credibly explain the dilutive convertible preferred stock financing, after which our share price went into a tail spin from which it has never recovered?

         2.       WHAT DOESN'T MR. MARENGERE HAVE A BUSINESS PLAN OF HIS OWN?

         Have you ever heard Mr. Marengere articulately describe, in a nuts and bolts fashion, a reasonable business plan designed to get bottom line results? Have you ever heard Mr. Marengere predict positive financial results based on a business plan, and see them come true?

         3.       WHAT DOES MR. MARENGERE HAVE TO HIDE?

         Why does he bar the media from public events like annual meetings? Why doesn't he have a Chief Financial Officer? Why is Mr. Marengere so afraid of losing this proxy contest?

         4.       WHY DOESN'T MR. MARENGERE ANSWER LEGITIMATE  QUESTIONS OF REAL
                  URGENCY,   INSTEAD  OF  SPENDING   HUNDREDS  OF  THOUSANDS  OF
                  STOCKHOLDER DOLLARS ON WILD GOOSE CHASES?

         What is the Company's cash position in North America?
         What is the Company's net available working capital in North America? Why is the Company on C.O.D. with its key, major suppliers in
                  North America?
         Why is the Company laying off skilled workers in North America?
         What is the status of Mr. Marengere's much-ballyhooed working capital loan?
         Why hasn't Mr. Marengere paid the Company the money he owes it?

         5. AS LONG AS HE IS AT IT, WHY DOESN'T MR. MARENGERE GIVE US SOME REAL ANSWERS TO THESE QUESTIONS BEFORE WE FIND OUT OURSELVES WHEN WE WIN THE PROXY CONTEST AND TAKE CONTROL?

         Does Mr. Marengere owe the Company any other money?
         What is the  real  estate  development  in the  Caribbean  that Mr.
                  Marengere  has  caused  the  Company  to  spend   hundreds  of
                  thousands of dollars on, and what is his personal role in it? Did the Company pay for Mr. Marengere's house in Florida?
         Does the Company  continue to pay the operating costs of Edinov, a company that Mr. Marengere owes over $1 million?
         Does the Company pick up Mr. Marengere's personal living expenses?
         Has the Company paid Mr. Marengere's personal taxes?

         6. WHY HASN'T MR. MARENGERE TOLD US ABOUT THE DEAL HE HAS BEEN DISCUSSING WITH AN OUTSIDE, THIRD PARTY SOURCE, WHO IS NEGOTIATING TO PAY HIM TO REMOVE HIMSELF FROM MANAGEMENT AND CHANGE CONTROL OF THE COMPANY WITHOUT ANY CONSIDERATION TO THE SHAREHOLDERS? IT THIS THE GREAT OFFER THAT HE IS URGING US TO WAIT FOR?

         We know about this proposed deal, BECAUSE THE THIRD PARTY SOURCE HAS PROPOSED IT TO US AS WELL. We aren't interested in such an arrangement, because we believe that this proposed deal could only be good for one person--Michel Marengere.

           WE ARE PLEASED TO INFORM YOU THAT STOCKHOLDERS WILL FINALLY HAVE AN OPPORTUNITY TO CONFRONT MR. MARENGERE. IN AN ATTEMPT TO DISRUPT OUR MEETING, WE UNDERSTAND THAT MR. MARENGERE HAS ARRANGED FOR HIS OWN MEETING IN THE SAME BUILDING AT 5 P.M.,
                             FOLLOWING OUR MEETING.


                  We think you would agree that a disruption of our meeting would only backfire. However, in scheduling a meeting immediately after ours, we also believe that Mr. Marengere is, for the first time, affording the stockholders a welcome opportunity to attempt to get some straight answers. In fact, we would urge you to take this letter and its questions with you to this meeting as a handy form of reference.

                  We will be available after Mr. Marengere's meeting for discussions and to accept your signed white proxy cards.

                  We look forward to seeing you on Wednesday at 3 P.M.


                                              Sincerely,

                                              John D. Kuhns
                                              Chairman


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